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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

          [HURLEY AND COMPANY, CERTIFIED PUBLIC ACCOUNTANTS LETTERHEAD]




July 19, 2002


Security Asset Capital Corp.
701 B Street, Suite 1775
San Diego, California 92101

Dear Sir or Madam:

            We consent to the incorporation by reference in this Registration Statement of Security Asset Capital Corporation on Form S-8 of our report, appearing in the Annual Report on Form 10-KSB of Security Asset Capital Corporation for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


                                       /s/ HURLEY AND COMPANY,
                                       CERTIFIED PUBLIC ACCOUNTANTS


Grenada Hills, California
July 19, 2002